Exhibit 1.1

SUPERIOR ENERGY SERVICES, INC.

(a Delaware corporation)

Underwriting Agreement

October 14, 2004

9,696,627 Shares of Common Stock

(par value $0.001 per share)

JOHNSON RICE & COMPANY L.L.C.

        Raymond James & Associates, Inc.

        As representatives of the several Underwriters

c/o Johnson Rice & Company L.L.C.

639 Loyola Avenue, Suite 2775

New Orleans, Louisiana 70113

Ladies and Gentlemen:

Superior Energy Services, Inc., a Delaware corporation (the "Company"), confirms its agreement with the several underwriters named in Schedule A hereto (the "Underwriters," or, each, an "Underwriter"), with respect to the issue and sale by the Company and the purchase by the Underwriters of an aggregate of 9,696,627 shares of common stock, par value $0.001 per share (the "Common Stock"), of the Company (the "Firm Shares"). In addition, the Company grants to the several Underwriters an option to purchase up to an aggregate of 1,454,494 additional shares of the Common Stock on the terms and for the purposes set forth in Section 2 (the "Option Shares"). The Firm Shares to be purchased by the Underwriters, together with the Option Shares, if purchased, are hereinafter collectively called the "Securities." The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered. Johnson Rice & Company L.L.C. ("Johnson Rice") and Raymond James & Associates, Inc. are acting as representatives of the several Underwriters and in such capacity are hereinafter referred to as the "Representatives."

The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-35286) covering the registration of the Securities under the Securities Act of 1933, as amended ("1933 Act"), including a related prospectus, and the registration statement has been declared effective by the Commission. The registration statement as amended at the time it became effective, or if a post-effective amendment has been filed with respect thereto as amended by such post-effective amendment at the time of its effectiveness (including in each case the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the 1933 Act), is hereinafter referred to as the "Registration Statement;" the prospectus as supplemented by the prospectus supplement relating to the sale of the Securities by the Underwriters in the form first used to confirm sales of Securities is hereinafter referred to as the "Prospectus." Any reference in this Agreement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of the effective date of the Registration Statement or the date of such preliminary prospectus or the Prospectus, as the case may be (it being understood that the specific references in this Agreement to documents incorporated by reference in the Registration Statement or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any definition herein), and any reference to "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") that are deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

SECTION 1
REPRESENTATIONS AND WARRANTIES

(a)    Representations and Warranties by the Company.   The Company represents and warrants to the several Underwriters as of the date hereof, and as of the First Delivery Date or Second Delivery Date referred to in Section 2 hereof, as appropriate, and agrees with the several Underwriters, as follows:

(1)    Compliance with Registration Requirements.   The Company meets the requirements for use of Form S-3. At the time of the initial filing of the Registration Statement and at the time of the filing of any post-effective amendment thereto, the Company met the requirements of Form S-3 pursuant to the standards for that form prior to October 21, 1992. The Registration Statement has become effective under the 1933 Act, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. At the respective times that the Registration Statement and any post-effective amendments thereto became effective and at the First Delivery Date or Second Delivery Date, as appropriate, the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the rules and regulations promulgated thereunder (the "1933 Act Regulations") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendment or supplement thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the First Delivery Date or Second Delivery Date, as appropriate, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing through the Representatives by or on behalf of any Underwriter expressly for use in the Registration Statement or the Prospectus. Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations, and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(2)    Independent Accountants.  The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(3)    Financial Statements.  The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated, and the consolidated statements of operations, stockholders' equity and cash flows of the Company for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved except to the extent disclosed therein. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. Other than the historical financial statements (and schedules) included or incorporated by reference in the Registration Statement and Prospectus, no other historical financial statements (or schedules) are required by the 1933 Act or the 1933 Act Regulations to be included therein. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 of the 1933 Act) and any unconsolidated entity, including, but not limited to, any structure finance, special purpose or limited purpose entity that are required to be disclosed under the 1934 Act and the 1934 Act Regulations.

(4)    No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein or in documents incorporated therein by reference, there has been no material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries (as hereinafter defined) taken as a whole (a "Material Adverse Effect").

(5)    Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

(6)    Good Standing of Subsidiaries.  Each subsidiary of the Company is identified in Exhibit B to this Agreement (each a "Subsidiary" and collectively the "Subsidiaries"). Each Subsidiary has been duly organized and is validly existing as a corporation, limited liability company or limited liability partnership, or general or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of each of the Subsidiaries that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable, and all of the partnership and other equity interests in each other Subsidiary are validly issued and fully paid; except as otherwise disclosed in the Registration Statement, all such shares and interests, as the case may be, are wholly owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock or partnership or other equity interests of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

(7)    Capitalization.  The authorized capital stock of the Company is, and the issued and outstanding capital stock of the Company as of October 13, 2004 is as set forth in Schedule B annexed hereto, which has been prepared from the books and records of the Company. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or similar rights of any security holder of the Company.

(8)    Other Securities.  Except as disclosed in the Registration Statement or the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any Subsidiary any capital stock or any such convertible or exchangeable securities or obligations, or (iii) obligations of the Company or any Subsidiary to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

(9)    Authorization of Agreement and Binding Effect.  This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other laws or court decisions relating to or affecting creditor's rights generally, and except to the extent that enforcement of the indemnification and contribution obligations provided for herein may be limited by federal or state securities laws or the public policies underlying such laws.

(10)    Authorization and Description of Securities.  The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be as of the First Delivery Date or Second Delivery Date, as appropriate, validly issued, fully paid and non-assessable; the Common Stock conforms in all material respects to the description thereof contained in the Registration Statement and Prospectus or in documents incorporated therein by reference, and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; the issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company; and the Company has authorized and available a sufficient number of shares of Common Stock for issuance of the Securities pursuant to this Agreement and for issuance upon the exercise, conversion or exchange of all outstanding options and other securities of the Company that are convertible into or exchangeable for Common Stock.

(11)    Absence of Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is in violation of its charter, by-laws or other organizational documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively "Agreements and Instruments"), except for defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement and the Stock Purchase Agreement, dated as of the date hereof (the "Stock Purchase Agreement"), among the Company, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P., including the application of the net proceeds from the issuance and sale of the Firm Shares as described in the Prospectus under "Use of Proceeds," have been duly authorized by all necessary corporate action and (except as contemplated by the Registration Statement or Prospectus) do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the properties or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments or violations of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court having jurisdiction over the Company or any Subsidiary (except for such conflicts, breaches or defaults or liens, charges, encumbrances or violations that would not result in a Material Adverse Effect).

(12)    Absence of Labor Dispute.  No labor dispute with the employees of the Company or any Subsidiary exists or to the knowledge of the Company is imminent that could reasonably be expected to have a Material Adverse Effect.

(13)    Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, now pending, or to the knowledge of the Company threatened or contemplated, against or affecting the Company or any Subsidiary that (a) is required to be disclosed in the Registration Statement, (b) individually or in the aggregate could reasonably be expected to have a Material Adverse Effect, (c) could reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or (d) is otherwise material in the context of the sale of the Common Stock.

(14)    Exhibits.  There are no contracts or documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto or to documents incorporated by reference therein that have not been so described and filed as required.

(15)    New York Stock Exchange Listing.  The Common Stock is listed on the New York Stock Exchange ("NYSE"). Application will be made to list the Securities on the NYSE, and as of the First Delivery Date the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance. The Company has taken all necessary actions to ensure that, upon and at all times after NYSE shall have approved the Securities for inclusion, it will be in compliance with all applicable corporate governance requirements set forth in the NYSE Listed Company Manual.

(16)    Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary for the performance by the Company of its obligations hereunder or in connection with the offering, issuance or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities or blue sky laws.

(17)    Possession of Licenses and Permits.  The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by appropriate federal, state, local or foreign regulatory bodies necessary to conduct the business now operated by them, except where the failure to have obtained the same would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity or the failure to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding would result in a Material Adverse Effect.

(18)    Properties.  The Company and the Subsidiaries have good and marketable title in fee simple to, or valid and enforceable leasehold interests in, all of their owned and leased real properties, but excluding all oil and gas producing real properties of the Company and the Subsidiaries to which the Company and the Subsidiaries have good title in fee simple to, or valid and enforceable leasehold interests in, and good and marketable title to, or valid and enforceable leasehold interests in, all other material properties owned or leased by them, including, without limitation, all assets and facilities used by the Company and the Subsidiaries in the production and marketing of oil and gas, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or Prospectus or in documents incorporated by reference therein or (b) do not, singly or in the aggregate, have a Material Adverse Effect.

(19)    Insurance.  The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.

(20)    Taxes.  The Company and each of the Subsidiaries has filed on a timely basis all material foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not have a Material Adverse Effect.

(21)    Investment Company Act.  The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds there-from as described in the Prospectus will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

(22)    Environmental Laws.  There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of hazardous substances or hazardous wastes by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), at, upon or from any of the property now or previously owned, leased or operated by the Company or its Subsidiaries in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit that would require the Company or any Subsidiary to undertake any remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action that would not, individually or in the aggregate with all such violations and remedial actions, have a Material Adverse Effect. Except for abandonment and similar costs incurred or to be incurred in the ordinary course of business of the Company and any of its Subsidiaries, there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto any property now or previously owned, leased or operated by the Company or any of its Subsidiaries or into the environment surrounding such property of any hazardous substances or hazardous wastes due to or caused by the Company or any of its Subsidiaries (or, to the knowledge of the Company, any of their predecessors in interest), except for any such spill, discharge, leak, emission, injection, escape, dumping or release that would not, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings and releases, result in a Material Adverse Effect; and the terms "hazardous substances," and "hazardous wastes" shall be construed broadly to include such terms and similar terms, all of which shall have the meanings specified in any applicable local, state and federal laws or regulations with respect to environmental protection.

(23)    Registration Rights.  Except for the Registration Rights Agreement dated as of July 15, 1999, by and among the Company, First Reserve Fund VII, Limited Partnership and First Reserve Fund VIII, L.P., there are no registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or sold in the offering contemplated by this Agreement.

(24)    Patents, Trademarks, etc.  The Company owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively "Intangibles") necessary to entitle the Company to conduct its business as described in the Registration Statement and Prospectus, and the Company has not received notice of infringement of or conflict with, and knows of no such infringement of or conflict with, asserted rights of others with respect to any Intangibles that could reasonably be expected to have a Material Adverse Effect.

(25)    Internal Accounting.  Subject to such exceptions, if any, as could not reasonably be expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and, none of the Company, the Subsidiaries, or any employee or agent thereof, has made any payment of funds of the Company or the Subsidiaries, or received or retained any funds, and no funds of the Company or the Subsidiaries have been set aside to be used for any payment, in each case in violation of any law, rule or regulation.

(26)    Certain Relationships and Related Transactions.  No relationship, direct or indirect, exists between or among the Company on the one hand, and the Company's directors, officers or stockholders of the Company on the other hand, which is required to be described in the Prospectus and which is not so described.

(27)    Brokers.  Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

(28)    Sarbanes-Oxley Act of 2002.  The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect.

(29)    Certain Payments.  Neither the Company nor any of its Subsidiaries nor, to the best of the Company's knowledge, any employee or agent of the Company or any Subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Prospectus.

(30)    Canadian Reporting.  The Company is not a reporting issuer in any jurisdiction of Canada. After giving effect to the issuance of the Securities and any other securities of the same class or series that were issued at the same time or as part of the same distribution as the Securities, to the knowledge of the Company, residents of Canada: (i) do not own directly or indirectly more than 10% of the outstanding securities of such class or series; and (ii) do not represent in number more than 10% of the total number of owners, directly or indirectly, of securities of such class or series.

(b)    Officers' Certificates.  Any certificate signed by any officer of the Company or any Subsidiary that is delivered to the Representatives or to counsel for the Underwriters pursuant to this Agreement shall be deemed a representation and warranty solely by the Company to the Underwriters as to the matters covered thereby.

SECTION 2
SALE AND DELIVERY TO UNDERWRITERS; CLOSING

(a)    Sale of Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees, to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a price of $11.69875 per share, the number of Firm Shares set forth opposite the name of each such Underwriter under the caption "Number of Firm Shares to be Purchased" in Schedule A hereto. In addition, the Company grants to each Underwriter an option to purchase, severally and not jointly, the number of Option Shares, at the same price per share, specified in the notice by Johnson Rice described below. Such option is hereby granted for the purpose of covering over-allotments in the sale of Firm Shares, and will expire if not exercised within thirty (30) calendar days after the date of this Agreement. The option granted hereby may be exercised in whole or in part (but not more than once) by Johnson Rice, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Firm Shares. The notice of exercise shall set forth the number of Option Shares as to which each Underwriter is exercising the option, and the time and date of payment therefor and of issuance and delivery thereof. Such time and date of payment, issuance and delivery (the "Second Delivery Date") shall be determined by Johnson Rice but shall not be later than three full business days after the exercise of such option, nor in any event prior to the First Delivery Date (as defined in Section 2(b)). In the event Johnson Rice exercises the option granted hereby for the full number of Option Shares, the Company shall sell to each Underwriter the number of Option Shares set forth opposite the names of each such Underwriter under the caption "Number of Option Shares Purchasable" in Schedule A hereto. In the event that Johnson Rice exercises such option for less than the full number of Option Shares, the number of Option Shares to be purchased by each Underwriter shall be, as nearly as practicable, in the respective proportions that the maximum number of Firm Shares to be purchased by each of them bears to the aggregate maximum number of Firm Shares to be purchased hereunder.

(b)    Payment.  Payment of the purchase price for, and the delivery of, the Firm Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana, or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 a.m. (Central time) on October 19, 2004, or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called "First Delivery Date"). In the event that any or all of the Option Shares are purchased by the Underwriters, payment of the purchase price for, and the delivery of, the Option Shares shall be made at the offices of Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana in the manner set forth above, or at such other place as the Representatives and the Company shall determine, on the Second Delivery Date as specified in the notice from Johnson Rice to the Company. On the First Delivery Date or Second Delivery Date, as the case may be, the Company shall deliver or cause to be delivered the Firm Shares or the Option Shares, as the case may be, through the facilities of the Depository Trust Company ("DTC") to the Representatives, for the respective accounts of the several Underwriters, against payment of the purchase price therefor by wire transfer of immediately available funds to Whitney Bank, ABA No. 065000171, Account number of SESI, L.L.C. 713121440 or such other account(s) as the Company may designate in writing to the Representatives.

SECTION 3
COVENANTS OF THE COMPANY

The Company covenants with the several Underwriters as follows:

(a)    Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives promptly, and confirm the notice in writing (i) when any post-effective amendment to the Registration Statement shall become effective or any supplement to the Prospectus or any amended prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)    Filing of Amendments.  The Company will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement, or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and the Company will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)    Delivery of Registration Statements.  The Company has furnished or, upon request, will deliver to the Representatives and counsel for the Underwriters, without charge, signed (if available) or conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed (if available) or conformed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(d)    Delivery of Prospectus.  The Company will furnish to the Representatives, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as the Representatives may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Representatives will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted or required by Regulation S-T.

(e)    Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Representatives such number of copies of such amendment or supplement as the Representatives may reasonably request.

(f)    Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Representatives, to qualify, if necessary, the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect for a period of not more than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not more than one year from the effective date of the Registration Statement.

(g)    Rule 158.  The Company will, as soon as practicable after the effective date of the Registration Statement (it being understood that the Company shall have until at least 410 days after the end of the Company's current fiscal quarter), make generally available to the Company's security holders and deliver to the Representatives an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including, at the option of the Company, Rule 158).

(h)    Use of Proceeds.  The Company will use, in all material respects, the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds."

(i)    Restriction on Sale of Securities.  During a period of ninety (90) days from the date of the Prospectus (the "Restricted Period"), the Company will not, and will cause its directors and executive officers, except for Ben A. Guill and Joseph R. Edwards, to enter into letter agreements in form and substance satisfactory to the Representatives and counsel for the Underwriters committing that they will not, without the prior written consent of Johnson Rice, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued or options to purchase Common Stock granted under the current employee benefit plans of the Company, (C) the issuance by the Company of shares of Common Stock in exchange for or upon conversion of outstanding securities of the Company that are described in the Registration Statement or the Prospectus in accordance with their terms, (D) the issuance of shares of capital stock of the Company in connection with acquisitions made in the ordinary course of business or (E) the filing with the Commission of a universal shelf registration statement on Form S-3 covering the registration of $350,000,000 of the Company's securities under the 1933 Act. Notwithstanding the foregoing, if (1) during the last eighteen (18) days of the Restricted Period the Company issues an earnings release or (2) prior to the expiration of the Restricted Period the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Restricted Period, the restrictions imposed by this Section 3(i) shall continue to apply until the expiration of the 19-day period beginning on the issuance of the earnings release.

(j)    Compliance with Regulation M.  The Company will not, and will use its best efforts to cause its officers, directors and affiliates not to, in violation of Regulation M under the 1934 Act, (i) take, directly or indirectly prior to completion of the distribution contemplated by this Agreement, any action designed to stabilize or manipulate the price of any security of the Company, or that may cause or result in, or that might in the future reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of any of the Common Stock, (ii) sell, bid for, purchase or pay anyone any compensation for soliciting purchases of the Common Stock, or (iii) pay or agree to pay to any person any compensation for soliciting any order to purchase any other securities of the Company.

(k)    Lock-up Agreements.  If any director or executive officer of the Company has not delivered to the Representatives on or prior to the date of this Agreement a lock-up agreement as required by Section 5(h), the Company shall cause such director or executive officer to execute and deliver to the Representatives such lock-up agreement on or prior to October 31, 2004.

SECTION 4
PAYMENT OF EXPENSES

(a)    Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the issuance and delivery of the Securities to the Representatives, for the respective accounts of the several Underwriters, including any stock or other transfer taxes payable upon the sale, issuance or delivery of the Securities to the Representatives, for the respective accounts of the several Underwriters (iii) the preparation and delivery to the Representatives of copies of any preliminary prospectus, the Prospectus and any amendments or supplements thereto, (iv) the preparation and delivery to the Underwriters of this Agreement and of copies of any Blue Sky Survey and any supplement thereto, including fees and disbursements of counsel for the Underwriters in connection therewith, (v) any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD") (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings), (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the fees and expenses incurred in connection with the listing of the Securities on the NYSE, (viii) the fees and expenses of the Company's accountants and (ix) all other costs and expenses incident to the performance by the Company of its obligations under this Agreement. Except as provided herein, the Underwriters shall pay their own costs and expenses, including the costs and expenses of counsel for the Underwriters, any transfer taxes on the sale of Securities by them, and any expenses of advertising the offering of the Securities incurred by the Underwriters.

(b)    Termination of Agreement.  If this Agreement is terminated by Johnson Rice in accordance with the provisions of Section 5(l) or Section 10(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, unless such termination was pursuant to the condition set forth in Section 5(l) and the failure to satisfy such condition was solely attributable to the Underwriters. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

SECTION 5
CONDITIONS OF UNDERWRITERS' OBLIGATIONS

The respective obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof and in certificates of any officer of the Company or any Subsidiary delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a)    Effectiveness of Registration Statement; Filing of Prospectus Supplement.  The Registration Statement has become effective and at the First Delivery Date no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The Prospectus, as supplemented by the prospectus supplement relating to the offering of the Securities, shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the 1933 Act Regulations and in accordance with Section 3(a) hereof.

(b)    Opinion of Counsel for Company.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Representatives shall have received the favorable opinion, dated as of such delivery date, of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibit A hereto with such qualifications and explanatory notes thereto as counsel to the Underwriters may reasonably accept. In giving the opinions described in Exhibit A, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of Louisiana, the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

(c)    Officers' Certificate.  At the First Delivery Date and, if applicable, the Second Delivery Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement or Prospectus, except as contemplated by the Prospectus, any material adverse change in the condition, financial or otherwise, results of operations or prospects of the Company and the Subsidiaries taken as a whole, and the Representatives shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of such delivery date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of such delivery date, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such delivery date, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or to such officer's knowledge are contemplated by the Commission.

(d)    Accountant's Comfort Letter.  On or prior to the date of this Agreement, the Representatives shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Representatives, stating the conclusions and findings of such firm with respect to the audited and pro forma financial statements and certain financial information of the Company included in the Registration Statement or Prospectus, or incorporated therein by reference, and other matters ordinarily covered by accountants' "comfort letters" to underwriters in connection with registered public offerings.

(e)    Bring-down Comfort Letter.  At the First Delivery Date and, if applicable, the Second Delivery Date, the Representatives shall have received from KPMG LLP a letter, dated as of such delivery date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to such delivery date.

(f)    Approval of Listing.  At the First Delivery Date, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(g)    No Objection.  If required under its regulations, the NASD shall have confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(h)    Lock-up Agreements.  On or prior to the date of this Agreement, each director and executive officer of the Company, except for Ben A. Guill and Joseph R. Edwards, shall have executed and delivered to the Representatives lock-up agreements containing substantially the same terms and conditions as are set forth in the first sentence of Section 3(i) hereof; such agreements shall not have been amended or revoked; and such agreements shall be in full force and effect.

(i)    Stock Purchase Agreement.  On or prior to the date of this Agreement, the Representatives shall have received a fully executed copy of the Stock Purchase Agreement. Immediately following payment of the purchase price for the Firm Shares in accordance with Section 2(b), all of the transactions contemplated by the Stock Purchase Agreement shall have been consummated.

(j)    Application of Use of Proceeds.  On or prior to the First Delivery Date, the Company shall have made provision, reasonably satisfactory to the Representatives, for the substantially concurrent application of the net proceeds received by the Company from the sale of the Firm Shares as described in the Prospectus under "Use of Proceeds."

(k)    Additional Documents.  At the First Delivery Date and, if applicable, the Second Delivery Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained, and all proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(l)    Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Johnson Rice by notice to the Company at any time at or prior to the First Delivery Date, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 9 shall survive any such termination and remain in full force and effect.

SECTION 6
INDEMNIFICATION

(a)    Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows: (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all loss, liability, claim, damage and expense whatsoever, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever, (including the reasonable fees and disbursements of counsel chosen by such Underwriter), reasonably incurred in investigating, preparing for or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; and the Company shall reimburse such Underwriter and each controlling person promptly upon demand for any legal or other expenses reasonably incurred by such Underwriter and each controlling person in connection with investigating or defending or preparing to defend against any such loss, liability, claim, damage, or action under (i), (ii) or (iii) above as such expenses are incurred; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided further that this indemnity agreement shall not apply to any loss, liability, claim, damage, or expense that results from the failure or alleged failure by such Underwriter to deliver a prospectus as required by the 1933 Act, or to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, liability, claim, damage, or action resulted directly from the gross negligence or willful misconduct of such Underwriter.

(b)    Indemnification of Company, Directors and Officers.  Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of that Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The Company acknowledges that the statements set forth in the third and ninth paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters expressly for use in the Registration Statement relating to the Securities as originally filed or in any amendment thereof, related preliminary prospectus or the Prospectus or in any amendment thereof or supplement thereto, as the case may be.

(c)    Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought thereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Johnson Rice, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the foregoing, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action (which approval shall not be unreasonably withheld), unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, except that the indemnifying party shall be liable for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)    Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided, however, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by this Section 6(d) effected without its written consent if (x) such indemnifying party reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable; and (y) such indemnifying party provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

SECTION 7
CONTRIBUTION

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or through the Representatives by or on behalf of the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company.

SECTION 8
DEFAULT OF UNDERWRITERS

If any Underwriter or Underwriters default in their obligations to purchase Securities hereunder on either the First Delivery Date or Second Delivery Date and the aggregate number of shares of Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Delivery Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase on such Delivery Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on such Delivery Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4 (provided that if such default occurs with respect to Option Shares after the First Delivery Date, this Agreement will not terminate as to the Firm Shares or any Option Shares purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

SECTION 9
REPRESENTATIONS, WARRANTIES AND
AGREEMENTS TO SURVIVE DELIVERY

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of the Subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 10
TERMINATION OF AGREEMENT

(a)    Termination; General.  In addition to its rights to terminate this Agreement under Section 5(l) hereof, Johnson Rice may terminate this Agreement, by notice to the Company, at any time at or prior to the First Delivery Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the assets, properties, condition, financial or otherwise, or in the results of operations, earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or acts of terrorism or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market System has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or state authorities.

(b)    Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 9 shall survive such termination and remain in full force and effect.

SECTION 11
NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Johnson Rice & Company L.L.C., 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, attention of Corporate Finance Department, and notices to the Company shall be directed to it at 1105 Peters Road, Harvey, Louisiana 70058, attention of Chief Financial Officer. Notices given by telex or telephone shall be confirmed in writing.

SECTION 12
PARTIES

This Agreement shall each inure to the benefit of and be binding upon the several Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the several Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the several Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13
GOVERNING LAW AND TIME

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO CENTRAL STANDARD OR DAYLIGHT TIME, AS APPROPRIATE.

SECTION 14
EFFECT OF HEADINGS

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the several Underwriters and the Company in accordance with its terms.

[Signature page follows]

Very truly yours,

SUPERIOR ENERGY SERVICES, INC.

By:	/s/ Robert S. Taylor
Robert S. Taylor
Chief Financial Officer

CONFIRMED AND ACCEPTED, as of the date first above written:

JOHNSON RICE & COMPANY L.L.C. RAYMOND JAMES & ASSOCIATES, INC.

Acting on their own behalf and as Representatives of the several Underwriters referred to in the foregoing Agreement

By:	JOHNSON RICE & COMPANY L.L.C.

By:	/s/ Joshua C. Cummings
Joshua C. Cummings
Partner

SCHEDULE A

Name	Number of Firm Shares to be Purchased	Number of Option Shares Purchasable
Johnson Rice & Company L.L.C.	4,363,483	654,523
Raymond James & Associates, Inc.	3,636,235	545,435
Simmons & Company International	1,696,909	254,536
Total	9,696,627	1,454,494

SCHEDULE B

CAPITALIZATION OF THE COMPANY

The total number of shares of all classes of capital stock that the Company has the authority to issue is 130,000,000 shares, consisting of (a) 125,000,000 shares of common stock, par value $.001 per share, and (b) 5,000,000 shares of preferred stock, par value $.01 per share. As of October 13, 2004, the Company had outstanding: (i) 75,087,866 shares of common stock; and (ii) 0 shares of Preferred Stock.

EXHIBIT A

FORM OF OPINION OF COUNSEL

(1)     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

(2)     The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(3)     The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

(4)     Each domestic Subsidiary has been duly organized and is validly existing as a corporation, limited liability company or limited liability partnership, or general or limited partnership, as the case may be, in good standing under the laws of the jurisdiction of its organization, has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement or Prospectus and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership, operation or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. Except as otherwise stated in the Registration Statement or the Prospectus, all of the issued and outstanding capital stock of each domestic Subsidiary that is a corporation has been duly authorized and is validly issued, fully paid and non-assessable, and all of the partnership and other equity interests in each other domestic Subsidiary are validly issued and full paid and, to such counsel's knowledge after due inquiry, is owned by the Company, directly or through another domestic Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

(5)     The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization." The shares of issued and outstanding capital stock (including the Securities) of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any security holder of the Company. The Common Stock conforms in all material respects to the descriptions thereof included in or incorporated by reference into the Registration Statement.

(6)     To such counsel's knowledge after due inquiry, no default exists and no event has occurred that with notice, lapse of time, or both, would constitute a default in the due performance and observance of any term, covenant or condition of any loan agreement, note or any other similar obligation evidencing indebtedness for borrowed money to which the Company or any Subsidiary is a party or by which any of them is bound, which default is or would result in a Material Adverse Effect.

(7)     The Underwriting Agreement and the Stock Purchase Agreement have been duly authorized, executed and delivered by the Company.

(8)     The execution, delivery and performance of the Underwriting Agreement and the Stock Purchase Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and Stock Purchase Agreement and compliance by the Company with its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation of imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to such counsel, filed as an exhibit to the Company's most recent Annual Report on Form 10-K or otherwise, to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the assets, properties or operations of the Company or any of its Subsidiaries is subject, except for conflicts, breaches, defaults, events or liens, charges or encumbrances that would not result in a Material Adverse Effect, nor will such action result in any violation or the provisions of the charter or by-laws of the Company or any of its Subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to such counsel, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations.

(9)     No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any federal or state court or governmental authority or agency is legally required for the execution and delivery of the Underwriting Agreement and the Stock Purchase Agreement or in connection with the offering or sale of the Securities under the Underwriting Agreement, other than those that have been obtained (including those under the 1933 Act and the 1933 Act Regulations), or as may be required under the state securities or blue sky laws or by the NASD in connection with the purchase and distribution of the Securities, as to which we express no opinion.

(10)     The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 425(b). To our knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been initiated or are pending or threatened by the Commission.

(11)     The Registration Statement and the Prospectus, including the documents incorporated by reference therein, and each amendment or supplement to the Registration Statement and the Prospectus, including the documents incorporated by reference therein, in each case as of their respective effective or issue dates (other than the financial statements and notes thereto, schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which we express no opinion) appeared on their faces to have complied as to form in all material respects with the requirements of the 1933 Act and the 1934 Act, and the rules and regulations thereunder.

(12)     To our knowledge after due inquiry and except as disclosed in the Registration Statement or Prospectus, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of its Subsidiaries is a party or to which the assets, properties or operations of the Company or any of its Subsidiaries is subject, before or by any court or governmental agency or body, domestic or foreign, that might reasonably be expected to result in a Material Adverse Effect or might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated under the Underwriting Agreement or the performance by the Company of its obligations thereunder.

(13)     All descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings and contracts and other documents fairly present the information required to be shown. To our knowledge after due inquiry, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed or incorporated by reference as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

(14)     To our knowledge no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in the Registration Statement that has not been waived.

(15)     The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

Although we are not passing upon and do not assume any responsibility for and have not independently verified the accuracy, completeness or fairness of the statements contained or incorporated by reference in the Registration Statement or the Prospectus, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of the officers and other representatives of the Company), no facts have come to our attention that would lead us to believe that the Registration Statement (except for financial statements and notes thereto, schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Registration Statement became effective or at the date of the Underwriting Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we make no statement), at the time the Prospectus was filed with the Commission, or on the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such opinion shall be limited to the federal laws of the United States, the internal laws of the State of Louisiana, and the General Corporation Law of the State of Delaware.

EXHIBIT B

Superior Energy Services, Inc.
Corporate Subsidiaries
SUBSIDIARY	STATE OR JURISDICTION OF INCORPORATION OR ORGANIZATION
1105 Peters Road, L.L.C.	Louisiana
3084938 Nova Scotia Company	Canada
Ace Rental Tools, L.L.C.	Louisiana
Blowout Tools, Inc.	Texas
Concentric Pipe and Tool Rentals, L.L.C.	Louisiana
Connection Technology, L.L.C.	Louisiana
Drilling Logistics, L.L.C	Louisiana
Environmental Treatment Team, L.L.C.	Louisiana
F. & F. Wireline Services, L.L.C.	Louisiana
Fastorq, L.L.C.	Louisiana
H.B. Rentals, L.C.	Louisiana
Imperial Snubbing Services, Limited.	Trinidad/Tobago
International Snubbing Services, L.L.C.	Louisiana
J.R.B. Consultants, Inc.	Texas
Lamb Energy Services, L.L.C.	Delaware
Non-Magnetic Rental Tools, L.L.C.	Louisiana
Oil Stop, L.L.C.	Louisiana
Premier Oilfield Rentals Limited	Scotland
Production Management Industries, L.L.C.	Louisiana
SE Finance LP	Delaware
SEGEN LLC	Delaware
SELIM LLC	Delaware
SEMO, L.L.C.	Louisiana
SEMSE, L.L.C.	Louisiana
SESI, L.L.C	Delaware
SPN Resources, L.L.C.	Louisiana
South East Australian Services Pty. Ltd.	Australia
Stabil Drill Specialties, L.L.C.	Louisiana
Stabil Drill (UK) Limited	Scotland
Sub-Surface Tools, L.L.C.	Louisiana
Superior Canada Holdings, Inc.	Delaware
Superior Energy de Venezuela, C.A.	Venezuela
Superior Energy Services (Holdings) Limited	Scotland
Superior Energy Services Limited	Scotland
Superior Energy Liftboats, L.L.C.	Louisiana
Superior Energy Services, L.L.C.	Louisiana
Superior Energy Services De Mexico, S. de R.L. de C.V.	Mexico
Superior Energy Staffing De Mexico, S. de R.L. de C.V.	Mexico
Superior Inspection Services, Inc.	Louisiana
Tong Specialty, L.L.C.	Louisiana
Wild Well Control, Inc.	Texas
Workstrings, L.L.C.	Louisiana